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                                                                EXHIBIT 10.16


                        TRANSACTION CONSULTING AGREEMENT

        THIS TRANSACTION CONSULTING AGREEMENT (the "Agreement") is entered into by and between CTB, Inc., an Indiana corporation (the "Company"), and American Securities Capital Partners, L.P., a Delaware limited partnership (the "Consultant"), dated and effective as of April 30, 1997.

        WHEREAS, the Company desires to have access to the Consultant's expertise and to obtain assistance and advice from the Consultant with regard to the negotiation, structure and financing for certain business acquisitions which the Company is considering; and

        WHEREAS, the Company and the Consultant agree that it is in their respective interests to enter into this Agreement whereby, for the consideration specified herein, the Consultant shall provide the aforesaid services as an independent consultant to the Company.

        NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the Company and the Consultant agree as follows:

        1. Retention of Consultant. The Company hereby retains the Consultant, and the Consultant accepts such retention, upon the terms and conditions set forth in this Agreement.

        2. Acquisition Consulting Services. The Consultant shall advise and assist the Company concerning the negotiation, structure, financing, contract terms and any other matters relating to the following two proposed acquisition transactions:

            (a) The acquisition of certain specified assets and assumption of liabilities of the Grain Systems Division of Butler Manufacturing Company, Kansas City, Missouri (the "Butler Transaction"), for an estimated purchase price of $32,500,000.

            (b) The acquisition of all capital shares of Fancom Holding, B.V., a Netherlands corporation (the "Fancom Transaction"), for an estimated purchase price of NLG 34,000,000.

The Consultant shall devote such time and effort as it determines in its reasonable discretion to be necessary to complete such services. Such consulting services shall, in Consultant's reasonable discretion, be rendered in person or by telephone or other communication. The Consultant shall be free of domination or control by the Company over the manner and time of rendering its services hereunder, and the Company shall have no right to dictate or direct the details of the services rendered hereunder. The Consultant shall perform all such services as an independent contractor to the Company. The Consultant is not an employee, agent or representative of the


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Company and has no authority to act for or to bind the Company without the
Company's prior written consent.

        3. COMPENSATION. As consideration for the Consultant's agreement to render the consulting services set forth in Section 2 of this Agreement the Company shall pay the Consultant the following fees for each of the proposed transactions which are successfully completed by the Company:

            (a) Upon closing, an amount equal to one percent (1%) of the purchase price, before adjustment, paid for the assets acquired and liabilities assumed of the Grain Systems Division of Butler Manufacturing Company.

            (b) Upon closing, an amount equal to one percent (1%) of the purchase price, before adjustment, paid for the capital shares of Fancom Holding, B.V.

Any fee which becomes payable for the Butler Transaction shall be paid on the closing date of such transaction, or on such later date as may be agreed to in writing by the parties. Any fee which becomes payable for the Fancom Transaction shall be paid on the later of (i) the closing of the Fancom Transaction, or (ii) the closing of the Butler Transaction. Should the Company close an initial public offering of its common stock prior to closing of the later of the Butler Transaction or Fancom Transaction, such fee will become due and payable immediately following closing of such initial public offering or on such later date as may be agreed to in writing by the parties.

        4. NON-DUPLICATION. The Company and the Consultant expressly acknowledge and agree that all services and any resulting fees provided under this Agreement are in addition to, and not a duplication of, any services or fees provided for under the Management Consulting Agreement between the Company and the Consultant date January 4, 1996, and nothing herein is intended to or shall diminish or adversely affect any fees payable under such Management Consulting Agreement nor the services to be provided by Consultant thereunder.

        5. NOTICES. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed sufficient if personally delivered, or sent by nationally-recognized overnight courier, by telecopy, or by registered or certified mail, return receipt requested and postage prepaid, addressed as follows:



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        if to the Consultant:

        American Securities Capital Partners, L.P.
        122 East 42nd Street
        Suite 2400
        New York, New York 10168
        Attention:  Mr. Michael G. Fisch
        Telecopier: (212) 697-5524
        Telephone:  (212) 476-8051

        if to the Company:

        CTB, Inc.
        State Road 15 North
        Post Office Box 2000
        Milford, Indiana 46542-2000
        Attention:  J. Christopher Chocola
        Telecopier: (219) 658-4171
        Telephone:  (219) 658-4101

or to such other address as the party to whom notice is to be given may have furnished to each other party in writing in accordance herewith. Any such notice or communication shall be deemed to have been received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of nationally-recognized overnight courier, on the next business day after the date when sent, (c) in the case of telecopy transmission, when received, and
(d) in the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted.

        6. BENEFITS OF AGREEMENT. This Agreement shall bind and inure to the benefit of any successors to or assigns of the Company and the Consultant; provided, however, that this Agreement may not be assigned by either party hereto without the prior written consent of the other party.

        7. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Indiana (without giving effect to principles of conflicts of laws).

        8. HEADINGS. Section headings are used for convenience only and shall in no way affect the construction of this Agreement.

        9. ENTIRE AGREEMENT; AMENDMENTS. This Agreement contains the entire understanding of the parties with respect to its subject matter and neither it nor any




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part of it may in any way be altered, amended, extended, waived, discharged or terminated except by a written agreement signed by each of the parties hereto.

        10. Counterparts. This Agreement may be executed in counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

        11. Facsimile Binding. The parties agree that an executed facsimile copy of this Agreement shall be deemed an original, and, therefore, shall be binding upon the parties.

        12. Waivers. Any party to this Agreement may, by written notice to the other party, waive any provision of this Agreement. The waiver by any party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

        IN WITNESS WHEREOF, the parties have duly executed this Transaction Consulting Agreement as of the date first above written.

                                        CTB, INC.

                                        By:   /s/ J. Christopher Chocola
                                           --------------------------------
                                           Name:  J. Christopher Chocola
                                           Title: President and Chief
                                                  Executive Officer

                                        AMERICAN SECURITIES CAPITAL
                                        PARTNERS, L.P.

                                               By its General Partner
                                               AMERICAN SECURITIES CAPITAL
                                               PARTNER GP CORP.

                                        By:   /s/ Michael G. Fisch
                                           --------------------------------
                                           Name:  Michael G. Fisch
                                           Title:


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